Exhibit 8.1

March 31, 2011

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $25,000,000 Medium-Term Notes, Series K, Notes Linked to the Consumer Price Index due March 31, 2021 as described in the Company’s Pricing Supplement No. 75 dated March 28, 2011 (“Pricing Supplement 75”) to the Prospectus Supplement dated April 23, 2010 (“the Prospectus Supplement”) and the Prospectus dated June 4, 2009 (the “Prospectus”), contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $4,942,000 Medium-Term Notes, Series K, Notes linked to 3 Month LIBOR due March 29, 2018 as described in the Company’s Pricing Supplement No. 77 dated March 28, 2011 (“Pricing Supplement 77”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement, and (iii) $5,927,000 Medium-Term Notes, Series K, Notes Linked to the S&P 500® Index due April 7, 2017 as described in the Company’s Pricing Supplement No. 78 dated March 24, 2011 (“Pricing Supplement 78”) to Product Supplement No. 2 dated April 23, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Tax Consequences” in Pricing Supplement 78 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplements 75 and 77.

We hereby consent to the reference to us in Pricing Supplement 78 under the heading “Tax Consequences” and in Pricing Supplements 75 and 77 under the heading “United States Federal Income Tax Considerations” and the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP